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                                                                  EXHIBIT (8)(d)

           SULLIVAN & CROMWELL

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
     NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
     CABLE ADDRESS: LADYCOURT, NEW YORK                                   125 BROAD STREET, NEW YORK 10004-2498
FACSIMILE: (212) 558-3588 (125 BROAD STREET)
       (212) 558-3792 (250 PARK AVENUE)                                                   --------
                                                                         250 PARK AVENUE, NEW YORK 10177-0021
                                                                    1701 PENNSYLVANIA AVE., N.W., WASHINGTON, D.C. 20006-5805
                                                                      444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                               8, PLACE VENDOME, 75001 PARIS
                                                                  ST. OLAVE'S HOUSE, 91 IRONMONGER LANE, LONDON EC2V BEY
                                                                             101 COLLINS STREET, MELBOURNE 3000
                                                                       2-L, MARUNOUCHI 1-CHOME, CHIYODA-KU, TOKYO 100
                                                                           NINE QUEEN'S ROAD, CENTRAL, HONG KONG
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                                                               December 12, 1995


BanPonce Corporation
  209 Munoz Rivera Avenue,
    Hato Rey, Puerto Rico 00918

Dear Sirs:

         We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $125,000,000 aggregate initial offering price of 6 3/4% Subordinated Notes due December 15, 2005 (the "Notes") of BanPonce Corporation, and hereby confirm to you that in our opinion, insofar as they relate to the federal laws of the United States, the statements set forth under the heading "United States Taxation" in the Prospectus Supplement relating to the Notes filed under the Act on December 7, 1995 are accurate in all material respects.
         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to Registration Statement No. 33-61601 and the reference to us in the above-mentioned Prospectus Supplement under the heading "United States Taxation". In giving such
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BanPonce Corporation                                                       - 2 -


consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/Sullivan & Cromwell